UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 15, 2014
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
The information in this Current Report on Form 8-K furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information in this Current Report on Form 8-K furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
On July 15, 2014, Boston Private Financial Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter and six months ended June 30, 2014. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 11, 2014, the Board of Directors of the Company elected Donna Wells to the Board of Directors, effective immediately. Ms. Wells will also serve as a director on the Board of Boston Private Bank & Trust Company (the "Bank").  Ms. Wells will serve as a member of the Company and the Bank Risk Management Committee and Wealth Management and Trust & Investment Management Committee.
There is no arrangement or understanding between Ms. Wells and any other persons pursuant to which she was selected as a director.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release of the Company dated July 15, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: July 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated July 15, 2014